Exhibit 99.1

21st Annual Report

Chairman’s Report

My Fellow Shareholders

Our company continued to realize premium growth in 2008 in spite of dramatic changes in financial markets that reshaped the insurance industry. Although it was a tough year for our investment portfolio, we are pleased to report that by maintaining our conservative loss reserving policy, we held our losses to a minimum.

We are in the process of making some difficult decisions regarding CAN exercising its option to terminate our business relationship as reinsurers for the AICPA-sponsored liability insurance plan. We will discuss these negotiations later in this report. Currently, the Board is exploring new business opportunities, which we will share with you when we have reached a conclusion. While we are making significant progress in our investigations, we have nothing specific to report at this time. AmerInst continues to reinsure a portion of the CAMICO program.

In the year ahead, we will be carefully reviewing our expense policies, with a watchful eye toward cost reduction. We are sensitive to the loss of shareholder value in recent months and remain committed to our vision of offering protection to present and future generations of accounting professionals. Our goal is to make a difference in serving their needs.

Strength in our Ratings

For 14 consecutive years AmerInst was rated A- (Excellent) by A. M. Best Company, a global full-service credit rating agency dedicated to serving the financial services industry. In April 2009, A. M. Best Company modified our rating as follows: “A- under review with negative implications” because of the change in our relationship with CNA. We currently maintain a conservative underwriting leverage position which has been better than our peer comparisons and our reserves are invested in high grade debt securities and listed equities with an emphasis on conserving principal. For a copy of A. M. Best’s Annual Rating Report, visit www.ambest.com or contact us at amerinst@vim.usarisk.com.

Dividends and Financial Benefits

For the first time in six years, the company had an unprofitable year, which was due to losses in our marketable securities portfolio. Deteriorating market conditions resulted in a loss per share in 2008 of ($.85), which compared to an income per share of $4.05 in 2007.

In 2008 the company paid its regular annual dividends of $.94 per share. Your Board deliberated and decided it was in the best interests of our shareholders to continue to pay a semi-annual dividend of $.47 per share in March 2009. Realizing that the company is entering a new phase in 2009, your Board will continue to evaluate the required levels of surplus in order to balance the objectives of paying future dividends versus accumulating adequate net worth required to support future business strategies.

In 1987 our original shareholders invested $8.33 per adjusted share of outstanding stock. That investment has increased to a value of $27.85 per share at December 31, 2008. Our dividend payments since the time of your original investment have nearly doubled that original investment and amounted to approximately $16.00 per share in cumulative dividends. For those original investors who helped to launch AmerInst in 1987, your investment has resulted in an effective annual rate of return, when measured in a total return calculation, of 9.89% over the past 21 years.

AmerInst continues its standing policy of buying back shares at our annual year-end book value ($27.85 at December 31, 2008) from shareholders who are deceased, retired or become disabled during the year.

CNA Agreement

CNA and AmerInst are in the process of completing negotiations ending our 16-year relationship in the AICPA-sponsored professional liability insurance program. Both companies have agreed that the treaty relationship effectively terminated as of December 31, 2008. This is the termination date that your Board believes is most beneficial for AmerInst because we will not be enmeshed in partial year treaty relationships. In addition, we are negotiating the commutation of prior years’ undetermined and unpaid liabilities whereby CNA will assume responsibility for these losses in exchange for a payment of some of the reserves which the company had previously set aside. We will notify you if and when we have a definitive agreement and we can disclose the financial implications.

As I report to you in this letter, these negotiations are proceeding in an orderly manner. Because of the necessity to provide you with our annual report on an SEC-mandated time schedule, we cannot report the final outcome of these negotiations in this letter. When the termination process is resolved and properly documented, we will report these arrangements by filing a Form 8-K and mailing you additional explanatory information. We intend to provide a complete report at our shareholders annual general meeting, which will be held on June 11, 2009 in Southampton, Bermuda.

Community Relations Program

In 2005, AmerInst created a community relations program to recognize CPA state societies that have made beneficial investments in their communities or for our profession. The 2009 winners are Florida and North Dakota. Prior honorees who have received a $5,000 grant have been Kentucky, Ohio, New Hampshire, Michigan, Montana and Washington. Giving back to the CPA community and the accounting profession are important goals that will remain within our business plans.

Composition of the Board of Directors

Going forward, the directors have decided to reduce the size of the Board. In 2009, the Board will consist of seven directors, six of whom are CPAs.

Ron Katch, who is our immediate past Chairman, will not be standing for re-election at the annual general meeting. As one of our original Board members, Ron had the foresight and wisdom to help create AmerInst. His five decades of experience as a practicing CPA have been invaluable as he shepherded AmerInst’s growth over the last two decades. We will miss his commitment and dedication.

John Schiffman, who joined the Board in 2003, will also not stand for re-election. For the past five years he has led the shareholder and public relations committee.

We thank both Ron and John for their contributions and the integral role they have played in the success of our company.

A Defining Year in 2009

Historical patterns indicate that malpractice claims against CPA firms begin to increase after catastrophic events have occurred in the U.S. domestic financial markets. The Board anticipates that the financial turmoil that occurred in the year 2008 will most likely lead to significant increases in CPA malpractice claims in the near future. This future hard market may not be as complex or harrowing as the one which occurred in the 1980s. It has been more than two decades since the insurance markets behaved in such an erratic manner and we hope that our current markets will not repeat that behavior. Nevertheless, as AmerInst enters calendar year 2009, our goal is to continue to strive to operate a conservatively driven financial services company that will offer products for the protection of CPA firms.

It has been a pleasure to serve in my second year as Chairman of the Board. All of my fellow Board members acknowledge and appreciate the foresight of our original shareholders when they invested in AmerInst in 1987. Your leadership is thoroughly committed to providing protection for generations of CPA firms and returning the company to a position in 2009 and beyond where we can continue to enhance the value of your AmerInst investment.

Thank you for your patience, support and continued confidence in our company. You have my commitment, as a team working together, that we will remain focused on creating shareholder value. I welcome your questions and comments. Please contact me at (505) 998-3205 or idiamond@redw.com if you would like to share your observations and feedback with the AmerInst board of directors.

Irvin F. Diamond, CPA

Chairman

Safe Harbor Statement under the Private Securities Reform Act of 1995

Certain statements in this Chairman’s Letter are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), including but not limited to AmerInst’s completion of its investigation of new business opportunities, the amount and timing of future shareholder dividends, the potential future benefits of investing in AmerInst stock, AmerInst’s willingness to repurchase shares at book value upon the retirement, disability or death of a shareholder and the successful completion of the commutation negotiations with CNA. Additionally, words such as “may,” “believe,” “will” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include the limiting of other business opportunities by the current difficult economic conditions, increased competitive pressures and higher than expected losses, unexpected events which require AmerInst to conserve its working capital and the failure to settle the commutation negotiations with CNA or on terms not favorable to AmerInst. Further information about AmerInst’s risk factors is contained in its filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2008. AmerInst does not undertake any duty nor does it intend to update the results of these forward-looking statements.

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